Exhibit 99.1

FOR IMMEDIATE RELEASE

Sportsman’s Warehouse to join

The Great American Outdoors Group

to better serve outdoorsmen and women

Historic union of world’s finest outdoor brands to further strengthen steadfast commitment to customers and conservation

Springfield, Mo. and West Jordan, Utah (December 21, 2020) – In an effort to better serve its loyal customers, Sportsman’s Warehouse has entered into a definitive agreement to join the Great American Outdoors Group, parent company of Bass Pro Shops, Cabela’s, White River Marine Group and a collection of nature-based resorts. The Great American Outdoors Group will remain a private company with a long-term view to do what is best for its customers, team members and conservation initiatives. As part of the agreement, Sportsman’s Warehouse will be acquired for $18.00 per share in cash.

The driving force behind the partnership is the two companies’ similar histories and highly complementary business philosophies and geographic footprints. Both entities share a passion with their customers for fishing, camping, hunting, boating and other outdoor activities. Likewise, both are highly acclaimed retailers with well-deserved reputations for a broad offering of outstanding brand name and proprietary products, superior customer service, deeply knowledgeable team members and an unwavering passion for conservation. Uniting together represents an unprecedented “win-win” opportunity for outdoor enthusiasts.

“We are excited to be joining the Great American Outdoors Group. This merger brings together the greatest brands in the outdoor industry. As we look to the future, the combined entities provide our passionate associates with greater opportunities to serve the outdoor enthusiast. I couldn’t be more proud of the nearly 8,000 Sportsman’s Warehouse associates and their success in building our brand over the last 33 years. We look forward to a smooth transition and building our partnership,” said Sportsman’s Warehouse CEO Jon Barker.

“Today is a happy day for our companies, outdoor enthusiasts and for the cause of conservation,” said Bass Pro Shops Founder and Great American Outdoors Group Leader, Johnny Morris. “As outdoor sports specialists with unwavering dedication to people who fish, hunt and enjoy the outdoors, we greatly admire the passionate team at Sportsman’s Warehouse for their commitment to their customers and the sports we all love. By combining our best practices, our aim is to give our customers a best-of-the-best experience while further uniting them to support conservation,” added Morris.

Sportsman’s Warehouse customers can expect all of what they love now plus a whole lot more

Widely expanded product offerings including:

•	Access to the world’s largest selection of premium fishing tackle including legendary Bass Pro Shops and other premier brands

•	The largest selection of premium hunting gear including the iconic Cabela’s brand

•	Sportsman’s Warehouse will be able to offer customers the world’s leading boat brands, side-by-sides and ATVs at money-saving prices. The company’s great family of brands, Tracker, Nitro, Ranger, Ascend Kayaks and other products, are all built right here in the USA by American craftsmen and sold directly to customers through our stores and a select group of dealers, effectively giving customers the opportunity to buy factory-direct at money-saving prices.

Low prices – guaranteed.

•	Sportsman’s Warehouse customers will enjoy The Great American Outdoors Group “Low Price Guarantee” which offers the lowest everyday price on its full assortment, and will match or beat any qualified competing offers in store or online.

Greater convenience and expanded online services and selection

•	Receiving the best products faster by leveraging the combined company’s extensive network of distribution centers and stores to get the best products the fastest way possible in stores or online.

•	Maintaining a strong commitment to a regional and seasonal focus. Customers will continue to enjoy localized merchandise and efforts like area weather conditions, hunting and fishing reports, photo braggin’ boards and the opportunity to get “hands-on” with products alongside the guidance of local experts.

Uniting together to better serve customers and the outdoors

The companies have collectively demonstrated unmatched commitment to customer service and satisfaction. Bass Pro Shops recently ranked as the number three most reputable retailer in America by Reputation.com. Both companies are keenly focused on conservation initiatives and recognized for their commitment to serving their communities responsibly, ranking at the top of outdoor retailers on firearm safety and compliance.

Conservation First

More than anything, the partnership will invite Sportsman’s Warehouse employees and customers to become a part of something bigger – a legendary commitment to conservation.

Inspired by the vision of Johnny Morris, The Great American Outdoors Group is leading North America’s largest conservation movement – bringing together millions of passionate customers alongside dedicated team members, industry partners and leading conservation organizations – to collectively shape the future of the outdoors and all who love it for generations to come.

This unprecedented alliance is bringing together sportsmen and women to protect millions of acres of wildlife habitat every year, introduce thousands of kids and families to nature, and achieve major legislative victories that advance the outdoors and all who love it.

About The Great American Outdoors Group

The mission of the Great American Outdoors Group is to inspire everyone to enjoy, love and conserve the outdoors:

•	Bass Pro Shops and Cabela’s: As an avid young angler, Johnny Morris founded Bass Pro Shops in 1972 with eight square feet of space in the back of his father’s liquor store in Springfield, Missouri, the company’s sole location for its first 13 years of business. Johnny has turned his unending love of the outdoors into a company that serves millions of outdoor enthusiasts across the United States and Canada. Bass Pro Shops united with Cabela’s in 2017. Today, they operate 169 stores and more than 500 million outdoor enthusiasts visit its websites annually.

•	About White River Marine Group: In 1978, Johnny revolutionized the marine industry when he introduced Tracker Boats, the first professionally rigged and nationally marketed boat, motor and trailer package. The popularity of Tracker Boats exploded and they have been the number one selling fishing boat brand in America for the last 42 years. White River Marine Group offers an unsurpassed collection of industry-leading brands. Collectively known as White River Marine Group, today the family of brands is the world’s largest manufacturer of boats. In 2019, the company partnered with Textron to launch TRACKER OFF ROAD, offering a full line of ATVs and side-by-sides.

•	About Our Nature Resorts: The company also operates a thriving hospitality division with award-winning nature resorts and attractions including Big Cedar Lodge in Missouri’s Ozark Mountains. Located in the heart of Missouri’s Ozark Mountains, Big Cedar Lodge is America’s premier wilderness resort. A passion of Bass Pro Shops’ founder, the 4,600-acre lakeside retreat connects families to the outdoors with a variety of nature-based experiences including fishing, boating, hiking, spa and wellness offerings, hosting 2.4 million guests annually. Signature attractions include Top of the Rock, home to world-class golf, dining, and entertainment; and Dogwood Canyon Nature Park, a 10,000-acre nonprofit wildlife nature park. Named “Number One Resort in the Midwest” by the readers of Travel + Leisure, the resort offers genuine Ozarks hospitality and a convenient location just south of Branson, Missouri.

About Sportsman’s Warehouse

•	Since its start in West Jordan, Utah over 30 years ago, Sportsman’s Warehouse has been providing outdoor enthusiasts with quality merchandise in a friendly, low-key shopping environment and is a leading outdoor specialty company based in the Western U.S with 112 store locations. The company is admired for its successful formula of ultra-convenient stores sized right for the communities they serve, highly trained employees with an understanding of local equipment preferences, and a data-driven local marketing focus.

Much like Bass Pro Shops, the company was founded on the principle of being good stewards of the outdoors and protecting and preserving wildlife habitats. Today, Sportsman’s Warehouse is known for its top-quality, brand-name products, obsessive customer service and deep ties to conservation groups across the country.

Transaction Overview

The merger agreement was unanimously approved by Sportsman’s Warehouse’s Board of Directors. The transaction, which is expected to close in the second half of 2021, will be completed through a cash merger and is subject to approval by Sportsman’s Warehouse’s shareholders, as well as regulatory approvals and other customary closing conditions. The transaction is not subject to any financing condition. The entities will continue to operate independently until the transaction closes.

J.P. Morgan Securities LLC served as lead financial advisor; Moelis & Company served as an additional financial advisor to the Great American Outdoors Group and King & Spalding LLP served as the Great American Outdoors Group legal counsel, with expert assistance from Debevoise & Plimpton LLP. Baird served as exclusive financial advisor to Sportsman’s Warehouse. O’Melveny & Myers served as legal counsel to Sportsman’s Warehouse.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger.  Sportsman’s Warehouse intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF SPORTSMAN’S WAREHOUSE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPORTSMAN’S WAREHOUSE AND THE MERGER.  Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Sportsman’s Warehouse with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Sportsman’s Warehouse by contacting Sportsman’s Warehouse’s  Investor Relations Department by telephone at (801) 566-6681, by mail to Sportsman’s Warehouse, Attention: Investor Relations, 1475 West 9000 South, Suite A, West Jordan, Utah 84088, or by going to Sportsman’s Warehouse’s Investor Relations page on its corporate website at http://investors.sportsmans.com.

Participants in Solicitation

Sportsman’s Warehouse and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Sportsman’s Warehouse stockholders in respect of the merger. Information about Sportsman’s Warehouse’s directors and executive officers is available in Sportsman’s Warehouse’s proxy statement for its 2020 annual meeting of stockholders filed with the SEC on April 17, 2020.  Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective direct or indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Sportsman’s Warehouse intends to file with the SEC in respect of the merger. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this filing include, but are not limited to, statements regarding the expected timing of the completion of the merger and the anticipated benefits of the merger.  Investors can identify these statements by the fact that they use words such as “continue,” “expect,” “may,” “opportunity,” “plan,” “future,” “ahead” and similar terms and phrases.  Actual results may differ materially from the forward-looking statements due to risks and uncertainties concerning Great American Outdoors Group’s proposed acquisition of Sportsman’s Warehouse.  The potential risks and uncertainties include, among others, the possibility that Sportsman’s Warehouse may be unable to obtain the required stockholder approval or antitrust regulatory approvals or that other conditions to closing the merger may not be satisfied, such that the merger may not close or that the closing may be delayed; the reaction of customers, vendors, and employees to the announcement or consummation of the merger; general economic conditions, including the risk and uncertainties caused by COVID-19 and measures taken in response to the pandemic; that the merger may involve unexpected costs, liabilities or delays; risks that the merger disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and other factors about Sportsman’s Warehouse and its business that are set forth in Sportsman’s Warehouse’s other filings with the SEC, including under the caption “Risk Factors” in Sportsman’s Warehouse’s Form 10-K for the fiscal year ended February 1, 2020 which was filed with the SEC on April 9, 2020. Any forward-looking statement made by Sportsman’s Warehouse in this release speaks only as of the date on which Sportsman’s Warehouse makes it.  Factors or events that could cause Sportsman’s Warehouse’s actual results to differ may emerge from time to time, and it is not possible for Sportsman’s Warehouse to predict all of them.  Sportsman’s Warehouse undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.